                                                                   Exhibit(j)(2)


April 18, 2001


Pilgrim Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  Pilgrim Equity Trust
     (File Nos. 33-56881 and 811-8817)


Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 7 to the Registration Statement of Pilgrim Equity Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,
/s/ DECHERT